                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 16, 2002

                                    APW LTD.
             (Exact name of Registrant as specified in its charter)

         Bermuda                         1-15851                 04-2576375
(State or other jurisdiction         (Commission File         (I.R.S. Employer
     of incorporation)                    Number)            Identification No.)

                                 Clarendon House
                                 2 Church Street
                                 P.O. Box HM 666
                             Hamilton HM CX Bermuda

                        N22 W23685 Ridgeview Parkway West
                         Waukesha, Wisconsin 53188-1013

               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code:(262) 523-7600

Item 3.  Bankruptcy or Receivership.

On May 16, 2002, APW Ltd., a Bermuda company (the "Company"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No.02-12335). The proceeding involves only APW Ltd., the Bermuda Company, and Vero Electronics, Inc., a non-operating entity and subsidiary of the Company (Case No.02-12334). All other subsidiaries of the Company are excluded from the proceeding and will continue to conduct business with customers and suppliers in the ordinary course. The Company will continue to manage its properties and will operate its businesses as a "debtor-in-possession" ("DIP") under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Concurrent with the Chapter 11 filing, the Company entered into a new $110 million DIP credit facility. The DIP facility will automatically convert to a revolving credit facility upon the Company's emergence from the Chapter 11 proceeding.

A copy of the Company's press release concerning these matters is included as an exhibit to this report.

Item 7.  Exhibits

Please see exhibit page which is incorporated by reference herein.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      APW LTD.
                                      (Registrant)


Date: May 17, 2002                    By: /s/ Richard D. Carroll
                                          -----------------------
                                          Richard D. Carroll
                                          Vice President and Chief
                                          Financial Officer
                                          (Duly authorized to sign on behalf
                                          of the Registrant)

                                    APW LTD.
                               (the "Registrant")
                          (Commission File No. 1-15851)

                                  EXHIBIT INDEX
                                       to
                             FORM 8-K CURRENT REPORT
                          Date of Report: May 16, 2002


Exhibit                                                                Filed
Number                       Description                             Herewith

Exhibit 99.1    Press release issued by APW Ltd. on May 16, 2002.       X

                                      E-1